EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43133, 33-46194, 333-22041, 333-43983, 333-57512, 333-136265, 333-71468, 333-135465, 33-40393, 33-39120, 333-159262, 333-162837, 333-135123), Form S-8 (Nos. 2-97450, 333-37353, 33-8003, 333-03609, 333-41464, 333-98197, 333-115837, 333-32853, 333-32851, 333-111355, 333-128342, 333-135467, 333-133275, 333-133266, 333-133265, 333-141548, 333-170405, 333-170403, 333-170399, 333-168894, 333-168868, 333-168867) and Form S-4 (No. 333-121003) of Caterpillar Inc. of our report dated February 22, 2011, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in reportable segments discussed in Note 22, as to which the date is May 23, 2011, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois

May 23, 2011